UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2017

ANTRIABIO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54495	27-3440894

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 Infinite Drive Louisville, CO		80027

(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (303) 222-2128

(Former Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 4, 2017, AntriaBio, Inc. (the "Company") issued the press release attached hereto as Exhibit 99.1 announcing the appointment of Dr. Robert B. Bhisitkul, M.D., Ph.D.  to the Company's Scientific Advisory Board.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be "furnished" and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 8.01 Other Events.

On October 4, 2017, the Court of Chancery of the State of Delaware (the "Court") approved a Stipulation and Order of Dismissal (the "Stipulation") entered into by the parties in an action (the "Action") captioned Alpha Venture Capital Partners, L.P. v. Nevan C. Elam, Hoyoung Huh, Barry Sherman, David F. Welch, Tae Hoon Kim, Samir R. Patel, Morgan L. Fields, and AntriaBio, Inc (C.A. No. 2017-0239-AGB0), which was commenced on March 31, 2017 in the Court. The Stipulation and Order of Dismissal requires that notice of such be given to the stockholders of the Company in the form of this Current Report on Form 8-K. The Stipulation and Order of Dismissal is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. In the Stipulation, we denied any and all allegations of plaintiff. We stated that we agree to settle plaintiff's application for an award of attorneys' fees and expenses due to the costs of defense of that application and litigation risk associated therewith.
Item 9.01 Financial Statements and Exhibits.

EXHIBIT	DESCRIPTION

99.1	Press Release, dated October 4, 2017*
99.2	Stipulation and Order of Dismissal dated October 4, 2017
* The following exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

Date: October 4, 2017	By:	/s/ Nevan Elam
Name: Nevan Elam Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated October 4, 2017*
99.2	Stipulation and Order of Dismissal dated October 4, 2017
* The following exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.